                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made as of May 31st, 2001, among
Augustine Fund, L.P., an Illinois limited partnership ("Augustine"), The Shaar
Fund Ltd., a British Virgin Islands corporation ("Shaar" and together with
Augustine, the "Lenders"), and IPVoice Communications, Inc., a Nevada
corporation (the "Corporation").

                                    RECITALS

     A. The Corporation requires financing in order to meet certain specified operating expenses expected to be incurred over the next six-month period.

     B. The Lenders have agreed to extend to the Corporation, subject to the terms and conditions set forth herein, loans in an aggregate principal amount of up to $695,574.

     C.  Such loans shall be evidenced by promissory notes which will be convertible into shares of the common stock of the Corporation pursuant to the terms hereof and the terms of such promissory note.

                                   AGREEMENTS
In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

     1.1 Definitions.  In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

     "Affiliate" as applied to any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling" and "controlled by"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For purposes of this paragraph, "voting power" of any
Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such
Person in any election of directors of such Person. For purposes of this
Agreement, all executive officers and directors of a Person shall be deemed to be Affiliates of such Person.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.

     "Capitalized Lease" means any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capitalized lease or a capital expenditure on the Corporation's balance sheet.

     "Cash  Flow  Forecast" means that certain IPVoice Communications, Inc.
Monthly Cash Flow Forecast - Combined Business dated May 8, 2001, a copy of which is attached hereto as Exhibit A.

     "Change of Control Event" means (a) the closing of a sale of 50 percent or more of the assets utilized by the Corporation in its business in bulk either in one transaction or in a series of related transactions; or (b) the closing of an equity issuance, sale, transfer or other disposition or transaction including reorganization or consolidation or merger after which the shareholders of the
Corporation as of the date of this Agreement no longer (i) have the legal and contractual right or power to designate a majority of the members of the board of directors of the Corporation or (ii) own and control at least 60 percent of the Corporation's outstanding Common Stock on a fully-diluted basis.

     "Closing" means the closing of the transactions contemplated by this
Agreement.

     "Closing Date" has the meaning ascribed to it in Section 3.1.

     "Code" means the Internal Revenue of Code of 1986, as amended.

     "Common Stock" means the common stock of the  Corporation,  $.001 par value per share.

     "Corporation" means IPVoice Communications, Inc., a Nevada corporation.

     "Event of Default" has the meaning ascribed to it in Section 9.1.

     "Founders" means Barbara Will, Condor Worldwide, Ltd., Anthony Welch and
International Investment Partners, Lt. (IIP).

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Guaranty and Pledge Agreement" means that certain Guaranty and Pledge
Agreement among the Lenders and the Founders substantially in the form of
Exhibit D attached hereto.

     "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on: (a) Indebtedness for Borrowed Money; (b) obligations for which a Person is obligated pursuant to a guaranty; (c) all indebtedness secured by any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness, but only to the extent that such indebtedness is secured by such Lien; (d) the principal portion only of all indebtedness of such Person created or arising under any
Capitalized Lease; (e) all indebtedness of such Person arising under a conditional sale or other title retention or security agreement with respect to property acquired by such Person even though the and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; (f) all obligations of such
Person issued or assumed for the deferred purchase price of property or services, including all trade payables; and (g) all obligations of such Person under or with respect to letters of credit, but only to the extent of the face amount of such letters of credit.

     "Indebtedness for Borrowed Money" means any indebtedness or obligations upon which interest is or is customarily charged or any indebtedness or obligation issued in substitution for or exchange of such Indebtedness for
Borrowed Money, in any case, whether evidenced by notes, bonds, debentures or otherwise.

     "Lease" means that certain Lease between the Corporation and Creative
Capital Leasing Group, LLC.

     "Lenders" means Augustine Fund, L.P. and The Shaar Fund Ltd.

     "Lien" means any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

     "Loans" means, at any given time, the aggregate principal amount outstanding under the Notes.

     "Notes" means those certain promissory notes of the Corporation in favor of the Lenders and in the forms attached hereto as Exhibits B-1 and B-2, as amended and in effect from time to time, and any note or notes issued in exchange for such notes.

     "Operative Documents" means this Agreement, the Notes, the Security
Agreement, the Registration Rights Agreement and the Guaranty and Pledge
Agreement.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Registration Rights Agreement" means that certain Registration Rights
Agreement among the Corporation and the Lenders substantially in the form attached hereto as Exhibit E.

     "SEC" means the Securities and Exchange Commission.

     "Security Agreement" means that certain Security Agreement among the
Corporation and the Lenders substantially in the form attached hereto as Exhibit
C.

     1.2  Accounting Principles.  Where the character or amount of any asset or liability or an item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this
Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP.

                                   ARTICLE II
                              Authorization of Loan

     2.1 The Loans.  Commencing on the Closing Date, subject to the terms and conditions of this Agreement and in accordance with the draw request procedure set forth in Section 2.2 below, each Lender shall make such loans to the
Corporation as the Corporation shall from time to time request from the Lenders, up to the maximum amount set forth below for each calendar month specified, but in any case in an aggregate principal amount not to exceed Six Hundred Ninety
Five Thousand Five Hundred Seventy Four Dollars ($695,574) (the "Loans"):

                                                 Maximum Draws
                  Draw Period                  from both Lenders
                  5/1/01  - 5/31/01     -        $239,115.00
                  6/1/01  - 6/30/01     -         155,784.00
                  7/1/01  - 7/31/01     -          83,292.00
                  8/1/01  - 8/31/01     -          94,017.00
                  9/1/01  - 9/30/01     -          38,563.00
                  10/1/01 - 10/31/01    -          26,589.00
                  11/1/01 - 11/30/01    -          50,617.00
                  12/1/01 - 12/31/01                    0.00
                  1/1/02  - 1/31/02                 7,597.00

     The Corporation agrees to use the proceeds of the Loans solely to satisfy the Indebtedness and operating costs specifically set forth in the Cash Flow
Forecast.

     2.2 Draw Request Procedure; Funding. The Corporation may request a maximum of two (2) advances per month by delivering to both Lenders, three (3) Business
Days prior to the 15th of such month (or the immediately preceding Business Day if the 15th is not a Business Day) and the last Business Day of each calendar month, a draw request in the form attached hereto as Exhibit F (a "Draw
Request"), which shall describe in detail the amount of funds requested and the specific Indebtedness or other operating expenses that the Corporation intends to pay with the requested funds. Along with the Draw Request, the Corporation shall also deliver to the Lenders the cash flow report required pursuant to
Section 6.1. Provided that the Corporation complies with the Draw Request procedure, within three (3) Business Days of receiving a Draw Request, Shaar will advance the initial $100,000 requested by the Corporation and Augustine will advance the next $100,000 requested by the Corporation. In connection with each Draw Request thereafter, Shaar may, in its sole discretion, elect to fund any portion of the amount requested by the Corporation by so notifying Augustine the next Business Day after receiving a Draw Request and then delivering such amount to the Corporation within three (3) Business Days after receiving the
Draw Request; provided, however, that the aggregate principal amount of the
Loans outstanding to Shaar at any time shall not exceed fifty percent (50%) of the aggregate principal amount of all Loans then outstanding. Provided that the
Corporation complies with the Draw Request procedure, within three (3) Business
Days of receiving a Draw Request, Augustine will advance to the Corporation the balance of any Draw Request not funded by Shaar. Notwithstanding anything to the contrary herein, a Lender shall not have any obligation to honor a Draw Request if such Lender has reason to believe that any certifications made by the
Corporation in connection with such Draw Request are not true and correct as of the date of disbursement. The Loans shall be evidenced by the Notes and upon honoring a Draw Request, a Lender shall record such Draw Request on the grid attached to its respective Note.

     2.3  Interest. (a) Interest  shall accrue on the principal amount of the
Loans outstanding from time to time at a rate of eight percent (8%) per annum, calculated on the basis of a 360-day year. Interest shall be due and payable quarterly in arrears on the last Business Day of each September, December, March and June commencing on September 30, 2001 and continuing until all amounts owing under the Notes have been either paid in full or converted into Common Stock.
Notwithstanding anything elsewhere contained herein to the contrary, the rate of interest payable hereunder shall in no event exceed the maximum lawful rate which may be charged under applicable law.

     (b) The interest payable to each Lender for any given period shall be paid, at such Lender's election, either in cash or in shares of Common Stock (such shares being referred to as "Interest Payment Shares"). In the event that a
Lender elects to receive Interest Payment Shares in lieu of cash with respect to an interest payment payable, the Lender shall provide written notice of such election to the Corporation at least three (3) days prior to the scheduled interest payment date. The number of Interest Payment Shares issuable in respect of any such interest payment shall be calculated in accordance with the conversion procedure set forth in the Notes as if such payment is a conversion of principal in an amount equal to the interest payment and the scheduled interest payment date is the conversion date. The Corporation shall promptly
(but in no event later than three (3) Business Days after the scheduled interest payment date) issue to the applicable Lender a certificate for the Interest
Payment Shares issuable with respect to a scheduled interest payment. Regardless of the date of issuance of any such certificate, the applicable Lender shall be deemed to have become, on the scheduled interest payment date, the holder of record of the number of Interest Payment Shares issuable with respect to such scheduled interest payment. The issuance of certificates for Interest Payment
Shares will be made without charge to the holder for any issuance tax or other governmental charge in respect thereof or other cost incurred by the Corporation in connection with such election to receive Interest Payment Shares in lieu of a cash interest payment. The Corporation will take all such actions as are necessary in order to ensure that any Interest Payment Shares will be validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

     (c) Notwithstanding anything to the contrary set forth herein, in no event shall a Lender be entitled to elect to receive Interest Payment Shares in lieu of a cash interest payment if, upon giving effect to such conversion, such election would cause the aggregate number of shares of Common Stock beneficially owned by such Lender and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Lender and its affiliates shall include the number of Interest
Payment Shares issuable in connection with such scheduled interest payment with respect to which the determination of such proviso is being made. Except as set forth in the preceding sentence, for purposes of this subsection (c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities
Exchange Act of 1934, as amended. The limitations imposed by this subsection (c)
shall no longer apply, and the Lenders may elect to receive Interest Payment
Shares without restriction, irrespective of the resulting beneficial ownership of the Corporation's Common Stock, should any of the following events occur: (I)
The Corporation shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv)
apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or (II) A trustee, liquidator or receiver shall be appointed for the Corporation or for a substantial part of its property or business without the Corporation's consent and such appointment is not discharged within sixty (60) days after such appointment; or (III) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Corporation; or (IV) Any money judgment, writ or note of attachment, or similar process in excess of Five Hundred Thousand United States Dollars
(US$500,000.00) in the aggregate shall be entered or filed against the
Corporation or any of its properties or assets; or (V) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation and, if instituted against the
Corporation, shall not be dismissed within sixty days after such institution or the Corporation shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding.

     2.4 Maturity Date. The outstanding principal amount of the Loans, and any interest accrued but unpaid, shall be payable in full on the third anniversary of the date of this Agreement, or if such day is a not a Business Day, on the next Business Day thereafter.

     2.5 Optional Prepayment. The Corporation may, at its option, prepay either or both Notes in whole by giving written notice thereof to the holder of the
Note to be prepaid not less than thirty (30) days prior to the date fixed for such prepayment in such notice. Unless the holder of the Note to be prepaid elects to convert the outstanding principal of such Note to Common Stock as contemplated by Section 7.1 prior to the date fixed for prepayment, the
Corporation shall deliver to the holder of the Note to be prepaid the amount to be prepaid on the date fixed for such prepayment.

                                   ARTICLE III
                                     Closing

     3.1  Closing.  The Closing will be held at the offices of Foley & Lardner,
Three First National Plaza, Suite 4100, Chicago, Illinois on May ___, 2001 (the
"Closing Date"), at 10 a.m., C.D.T. time, or at such other time, date and place as may be agreed to by the Corporation and the Lenders.

                                   ARTICLE IV
                              Conditions to Closing

     The obligation of the Lenders to extend the Loans is subject to the fulfillment to the Lenders' satisfaction at or prior to the Closing of each of the following conditions:

     4.1  Representations and Warranties.  The representations and warranties contained in Article V shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

     4.2  Performance; No Event of Default.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the
Corporation at or prior to the Closing shall have been performed or complied with and there shall exist no Default or Event of Default.

     4.3  Compliance Certificate.  At the Closing, the Corporation shall have delivered to the Lenders a certificate of the Corporation executed by its president or other executive officer acceptable to the Lenders, dated the
Closing Date, certifying to (i) the fulfillment of the conditions specified in
Sections 4.1 and 4.2 of this Agreement and (ii) such other matters as the
Lenders shall have reasonably requested.

     4.4  Secretary's Certificate.  At the Closing, the Corporation shall have delivered to the Lenders copies of each of the following, in each case certified to be in full force and effect on the Closing Date by the Secretary of the
Corporation:

          (i)  the articles of incorporation of the Corporation as of the
     Closing, certified by the Secretary of State of the State of Nevada as of a
     date not more than ten days prior to the Closing Date;

          (ii) the bylaws of the Corporation; and

          (iii)  resolutions of the Board of Directors of the Corporation, the
     form and substance of which are reasonably satisfactory to the Lenders, (x)
     authorizing  (1) the execution, delivery and performance of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby, (2) the execution, delivery and performance of the Notes, and
     (3) the issuance of the Interest Payment Shares and the shares of Common
     Stock issuable upon conversion of the Notes.

     4.5  Notes.  At the Closing, the Corporation shall have executed and delivered the Notes to the Lenders.

     4.6  Good Standing Certificates.  At the Closing, the Corporation shall have delivered certificates of good standing relating to the Corporation from the
Secretary of State of the States of Nevada and Arizona, in each case dated not more than ten days prior to the Closing Date.

     4.7  Legal  Investment;  Compliance  with  Laws.  As of the Closing, the extension of the Loan by the Lenders shall be legally permitted by all laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Corporation and the Lenders are subject.

     4.8  Proceedings and Documents.  As of the Closing, all proceedings of the
Corporation in connection with the transactions contemplated hereby, by the other Operative Documents and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to the
Lenders, and the Lenders shall have received at or prior to the Closing copies of all such legal documents or proceedings taken in connection with the consummation of the transactions as they reasonably shall have requested.

     4.9  Security Agreement. At the Closing, the Corporation shall have executed and delivered to the Lenders the Security Agreement and any such financing statements or other documents, agreements, certificates or instruments that the
Lenders may reasonably request in connection therewith.

     4.10 Guaranty and Pledge Agreement. At the Closing, the Founders shall have executed and delivered to the Lenders the Guaranty and Pledge Agreement along with the original stock certificates evidencing the securities pledged thereunder either endorsed in blank or accompanied by validly executed assignments separate from certificate.

     4.11 Registration Rights Agreement.  At the Closing, the Corporation shall have executed and delivered to the Lenders the Registration Rights Agreement.

                                    ARTICLE V
                Representations and Warranties of the Corporation

     The Corporation  hereby  represents and warrants to the Lender as set forth below:

     5.1  Organization and Standing of the  Corporation.  The Corporation is a
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation is qualified to do business as a foreign corporation under the laws of the State of Arizona. The Corporation does not own or lease property or engage in any activity in any other jurisdiction that would require its qualification to do business as a foreign corporation in such jurisdiction.

     5.2 Power.  The Corporation has all requisite legal and corporate power to enter into this Agreement, the Notes and the other Operative Documents to which it is a party, to issue the Notes, to issue the Interest Payment Shares and the shares of Common Stock issuable upon conversion of the Notes and to otherwise carry out and perform its obligations under the terms of this Agreement, the
Notes and the other Operative Documents to which it is a party.

     5.3 Authorization and Binding Effect.  All corporate action on the part of the Corporation and its directors necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization, issuance and delivery of the Notes and the authorization of the issuance of the
Interest Payment Shares and the shares of Common Stock issuable upon conversion of the Notes, has been taken. This Agreement is and, upon its execution and delivery by the Corporation, the Notes will be, a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

     5.4 No Violation. Neither the execution and delivery by the Corporation of this Agreement, the Notes or the other Operative Documents to which it is a party, the consummation by the Corporation of the transactions provided for herein and therein or contemplated hereby and thereby, nor the fulfillment by the Corporation of the terms hereof or thereof, will (a) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the
Corporation; (b) result in a default, give rise to any right of termination, cancellation, acceleration or imposition of any Lien upon any assets of the
Corporation, or require any consent or approval under any of the terms, conditions or provisions of any material contract or agreement to which the
Corporation is a party or by which the Corporation or any of its assets may be bound; or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, department or other governmental entity applicable to the
Corporation or any of its assets.

     5.5 Financial Statements.  The Corporation has furnished the Lenders with the revenue and margin forecast, the monthly cash flow forecast and the accounts payable payment schedule for the period May 1, 2001 through April 30, 2002 and an accounts payable aging report as of April 27, 2001 (collectively, the
"Financial Statements"). The Financial Statements have been prepared by the
Corporation in good faith, based upon information and assumptions believed by the Corporation to be reasonable, and represent, to the best knowledge and belief of the Corporation, the financial position of the Corporation as of the
Closing and reasonable forecasts as to the Corporation's future operations and financial performance. The Corporation does not have any material liabilities
(fixed or contingent, including, without limitation, any tax, warranty or product liabilities) which are, or Indebtedness which is, not fully reflected or provided for in the Financial Statements. The Corporation does not know, nor does it have reasonable grounds to know, of any basis for the assertion against the Corporation of any material liabilities of the Corporation which are not adequately reflected or reserved against on the Financial Statements. For purposes of this Section 5.5, "material liabilities" shall mean liabilities in excess of $10,000 in the aggregate.

     5.6 Validity of Common Stock. The Interest Payment Shares and the shares of
Common Stock issuable upon the conversion of the Notes have been duly and validly reserved by the Corporation, and, upon issuance in accordance with the conversion provisions of the Notes, such share of Common Stock will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

     5.7 Contracts.  Except for those contracts, agreements and instruments set forth on Schedule 5.7 (the "Contracts"), this Agreement and the other Operative
Documents to which the Corporation is a party and all documents executed in connection therewith, the Corporation is not a party to any (a) lease agreement concerning any real property or any material personal property; (b) any agreement granting any Person registration rights; or (c) contract, lease, agreement, plan, arrangement, obligation or commitment (i) evidencing
Indebtedness for Borrowed Money or any guarantee of such Indebtedness; (ii)
involving delivery or licensing by or to the Corporation of money, goods or other assets or services in each case with aggregate payments in excess of
$10,000; or (iii) that would otherwise be considered a material contract. The
Corporation has heretofore delivered or made available to the Lenders true and complete copies of all such Contracts. All the Contracts are valid and in full force and effect, and, to the best knowledge of the Corporation, there exists no material breach or default, or event which, with notice or lapse of time or both, would constitute any such material breach or default by any party thereto.
The Corporation has not received any notice of cancellation or renewal of any of the Contracts.

     5.8 Proprietary Rights. The Corporation owns all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights set forth on Schedule 5.8 attached hereto
(collectively, "Proprietary Rights"). The Proprietary Rights are all of such rights necessary to conduct its business as presently conducted or which are necessary in connection with the performance of any Contract to which the
Corporation is a party without conflict with or infringement upon any valid rights of others, and the use of such Proprietary Rights will not infringe upon or conflict with, the asserted rights of others.

     5.9 SEC Documents.  Since at least November 3, 1999 (the date on which the
Corporation filed its initial filing, Form 10SB12(g), with the SEC), the
Corporation has timely filed all reports, schedules, forms, statements and other documents to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits)
incorporated by reference therein, being hereinafter referred to as the "SEC
Documents"). The Corporation has delivered to the Lenders as requested by the
Lenders true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                             Reporting and Payments

     6.1 Financial Reports.  The Corporation  will deliver to each Lender along with each Draw Request (or within fifteen (15) days after the end of any calendar month during which no Draw Requests were made), a report substantially in the form of the Financial Statements certified by the president or the chief financial officer of the Corporation, detailing the Corporation's cash flow for such calendar month (or first portion thereof, as applicable) and providing a comparison of the actual cash flow results to the Cash Flow Forecast. The
Corporation will promptly (but in any event within five (5) Business Days after learning of) deliver to each Lender, written notice of any of the following:

     (a)  (i) any pending or threatened material litigation (for purposes hereof litigation with less than $100,000 in issue shall not be  considered material) affecting the Corporation; and (ii) any pending or threatened administrative or arbitration proceeding or investigation affecting the Corporation, or any order or directive from any regulatory body or agency having jurisdiction over the Corporation which proceeding, investigation, order or directive could reasonably be expected to have a material adverse effect on the Corporation;

     (b)  any Event of Default under this Agreement, which notice will specify the nature and period of existence thereof and the actions  taken or proposed to be taken with respect thereto; or

     (c)  (i) any disputes with material customers or vendors; (ii) any default under any instrument evidencing Indebtedness of the Corporation in the aggregate outstanding amount of $10,000 or more or under any material contract involving  payments, delivery or licensing by or to  the
          Corporation  of money, goods or other assets or services having an aggregate value of more than $10,000; or (iii) any other event which has had, or would reasonably be expected to have, a material adverse effect on the Corporation.

     6.2 Inspection Rights. The Corporation will permit the Lender to visit and inspect the properties of the Corporation, review its books and records (and to make extracts therefrom), and to discuss its affairs, finances and accounts with their officers and personnel, all at such reasonable times and as often as any
Lender may reasonably request upon reasonable notice to the Corporation, but without hindrance or delay.

     6.3  Board Observation Rights. The Corporation shall permit one representative designated by Augustine (the "Lender Representative") to attend as an observer all meetings of the Board of Directors of the Corporation and all
meetings of any committee of the Board of Director. The Corporation agrees to give the Lender Representative the same notice of all such meetings at approximately the same time as such notice is given to the members of the Board of Directors, and the Lender Representative will be given the opportunity to participate in any telephonic meetings of the Board of Directors. If the
Corporation's Board of Directors (or any committee thereof) proposes to take any action by written consent in lieu of a meeting, the Corporation shall give written notice thereof to the Lender Representative at least five (5) days prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

     6.4 Pro Rata Payments and Treatment. (a) All interest payments and payments or prepayments of principal shall be made and applied pro rata on all outstanding Notes in accordance with the respective unpaid principal amounts thereof.

     (b) If either Lender (a "Benefited  Lender")  shall at any time receive any payment under such Benefited Lender's Note (whether from the Corporation or otherwise by set-off, exercise of subrogation rights, exercise of guaranty rights or otherwise) in a greater proportion than its ratable share, such
Benefited Lender shall deliver such excess payment ratably to the other Lender and thereafter shall be deemed to have purchased for cash from such other Lender such participations in the other Lender's Note as shall be necessary to cause the Benefited Lender to share the excess payment ratably with the other Lender;
provided, however, that if all or any portion of such excess payment is thereafter recovered from the Benefited Lender, such purchase shall be rescinded, and the excess payment returned to the Benefited Lender to the extent of such recovery, but without interest. The Corporation agrees that each Lender so purchasing a participation in another Lender's Note may, to the fullest extent permitted by law, exercise all its rights of payment (including, but not limited to, rights of set-off, subrogation or guaranty) with respect to such participation so purchased as if such Lender were the direct creditor of the
Corporation in the amount of such participation.

     (c) To the extent the Corporation agrees to modify the Note held by one of the Lenders (each, a "Modification"), the Corporation shall offer to make similar modifications to the Note held by the other Lender. Furthermore, to the extent that the Corporation agrees to provide any additional consideration, whether in the form of cash, equity or other rights or accommodations, to either
Lender with respect to any Operative Document (including, without limitation, in connection with a request for a waiver of any term or provision of an Operative
Document), the Corporation shall offer to provide the same consideration to the other Lender.

     (d) If any fee or consideration is offered to a Lender in connection with any Modification, waiver of any provision of the Operative Documents, or otherwise, a ratable portion of such fee or consideration shall be paid to each
Lender.

     6.5 Payment Set Aside. If and to the extent the Corporation makes a payment or payments to either Lender hereunder or under the Notes or any Lender enforces its rights or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver, or any other Person under any law
(including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued
in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     6.6 Mandatory Prepayment. The occurrence of a Change of Control Event shall give the holder of a Note, at its option, the right to demand the prepayment of, and upon such demand the Corporation must prepay, the entire then outstanding principal amount of such Note held by such holder subject to such demand for prepayment and all of the interest accrued and unpaid on such Note to the date of such prepayment (a "Mandatory Prepayment"). The Corporation agrees to give the holders of the Notes written notice of a Change of Control Event (specifying the details thereof, to the extent known), as soon as reasonably practical after the Corporation has made a determination that in the Corporation's good faith judgment a Change of Control Event is reasonably likely to occur (but in no event more than five (5) days after making such determination) and in any event not less than the maximum number of days as is reasonably practical prior to the
Change of Control Event (taking into account the timing and nature of the offer, if any, that will be the basis for the Change of Control Event) (the "Change of
Control Notice"). The prepayment option described above may be exercised by such holder's giving the Corporation written notice to that effect (the "Prepayment
Notice") not more than ten (10) days after a holder of a Note receives a Change of Control Notice. The date of prepayment shall be the date of the Change of
Control Event. The Prepayment Notice can be revoked any time prior to the date of prepayment if a material change occurs in the terms of the Change of Control
Event.

                                   ARTICLE VII
                            Conversion; Registration

     7.1  Conversion.  On the terms set forth in the Notes (and subject to the restrictions on conversion set forth therein relating to the maximum percentage of outstanding capital stock the applicable Lender may hold), each Note shall convert into shares of Common Stock upon the election of the holder of such Note in accordance with the particular procedures more fully described in the Notes.
The number of shares of Common Stock into which each Note is convertible is set forth in the Notes.

     7.2  Registration.  The  Interest  Payment  Shares and the shares of Common
Stock issuable upon conversion of the Notes are entitled to benefits and subject to the terms of the Registration Rights Agreement. The Corporation shall keep or cause to be kept a copy of the Registration Rights Agreement and any amendments thereto at its chief executive office and shall furnish, without charge, copies thereof to either Lender upon request.

                                  ARTICLE VIII
                                    Covenants

     So long as any Note remains outstanding,  the Corporation shall comply with the following covenants:

     8.1 Adherence to Business Plan. The Corporation shall use its best efforts to conduct its business in substantial compliance with the Cash Flow Forecast.
Without limiting the generality of the foregoing, except as specifically contemplated in the Cash Flow Forecast, the Corporation shall not (a) make, or commit to make, any capital expenditures; or (b) issue, incur, assume or permit to exist any Indebtedness (other than the Indebtedness evidenced by the Notes).
The Corporation shall not permit its monthly cash flow with respect to any calendar month to be more than ten percent (10%) greater than the amount set forth in the Cash Flow Forecast with respect to such period.

     8.2  Liens.  The Corporation shall not create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following: (i) Liens for current taxes or special assessments not delinquent or for taxes or special assessments being contested in good faith and by appropriate proceedings that do not subject the Company or any of its
Subsidiaries to penalties under the Code and for which adequate reserves shall have been established and are then being maintained in accordance with GAAP;
(ii) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits; (iii) Liens in favor of the lessor pursuant to the Lease; (iv) mechanics', workers', materialmen's and warehousemen's Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and are then maintained in accordance with GAAP (or deposits made to obtain the release of such Lien); (v) easements and rights of way restrictions that do not individually or in the aggregate interfere with the ordinary conduct of the business; and (vii) Liens approved in writing by the Lenders.

     8.3 Compliance With Laws. The Corporation agrees to comply with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, and with all contracts and agreements to which it is or shall become a party, and to perform all obligations which it has or shall incur, the failure to comply with which or perform would reasonably be expected to have a material adverse effect on the business, property, assets, operations, financial condition or prospects of the
Corporation.

     8.4 Payment of Taxes. The Corporation agrees to pay all taxes, assessments and other governmental charges levied upon any of its assets or in respect of its franchises, businesses, income or profits before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such tax, assessment or charge need be paid if it is being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) such contest could not reasonably be expected to have a material adverse effect on the Corporation's business, property, assets, operations or condition, financial or otherwise.

     8.5 Corporate Existence and Property. The Corporation agrees to preserve, protect, and maintain its existence and all rights, franchises, accreditations, privileges, permits, licenses and properties to the extent necessary for the conduct of its business.

     8.6 Payment of Indebtedness; Fulfillment of Obligations. The Corporation
shall pay all amounts owed on any Indebtedness of the Corporation as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise. The Corporation shall comply in all material respects, with all other material contracts or agreements as the obligations thereunder become due, except that no such Indebtedness need be paid if it is being contested in good faith and by appropriate measures promptly initiated and diligently conducted if the Corporation either posts a bond or otherwise establishes adequate reserves (as determined in accordance with GAAP consistently applied) therefor.

     8.7 Mergers, Consolidations and Sales; Permitted Acquisitions.  Without the
prior written consent of the Lenders, the Corporation shall not (a) be a party to any merger or consolidation with any other Person, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership, or joint venture interest in, any other Person; or (b)
sell, transfer, convey or lease all or any substantial part of its assets to any other Person.

     8.8 Liquidation, Dissolution. The Corporation shall not liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction
(including any reorganization into a corporation or another type of entity or after which the Corporation becomes a subsidiary of another Person) or otherwise alter its legal status.

     8.9 Restricted Payments.  The Corporation shall not (a) purchase or redeem any Common Stock or other equity interests, warrants or options with respect to such Common Stock, (b) declare, make or pay any distributions with respect to
Common Stock, or (c) grant, or allow the exercise of, any redemption rights, put rights or other similar rights with respect to its equity interests to any holder of its equity securities (contingent or otherwise) or contract rights the value of which appreciates in accordance with the value of the Corporation or the Corporation's earnings.

     8.10 Transactions with Affiliates.  The Corporation shall not enter into or maintain any transaction or agreement with its Affiliates, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Corporation than would be obtained by the Corporation in a comparable arm's length transaction with a Person who is not the Corporation's Affiliate.
The Corporation shall not make any loans or advances to, or guarantees for the benefit of any Person, other than advances to employees in the ordinary course of business (including travel allowances to employees in the ordinary course of business), except as provided for in the Financial Statements. Furthermore, except as provided for in the Financial Statements, the Corporation shall not increase the salary or rate of pay of, or pay an bonuses to, employees or engage any consultants.

     8.11  Fees and Expenses.  (a) The Corporation shall bear all of its own expenses in connection with this Agreement and the other Operative Documents, and the transactions contemplated hereby and thereby. The Corporation shall also promptly reimburse the Lenders for or pay any reasonable expenses the Lenders incur in connection with (i) the enforcement of, or the preservation of any rights under, this Agreement, the Notes and the other Operative Documents, and
(ii) any stamp and other taxes (other than income taxes) payable with respect to this Agreement and the Notes. The Corporation shall pay or reimburse such expenses within 30 days of its receipt of an invoice for such amounts.

     (b) The Corporation shall also pay or reimburse the Lenders for the reasonable fees and expenses of both Foley & Lardner (counsel to Augustine) and
Herrick, Feinstein LLP (counsel to Shaar) in connection with the preparation of, negotiation of, closing of, waiver under, enforcement of, or the preservation of rights under, this Agreement, the Notes and the other Operative Documents and the transactions contemplated hereby and thereby. The Corporation will also bear the reasonable legal fees and disbursements of one legal counsel of each Lender in connection with any mutually agreed upon waivers under or amendments to this
Agreement and the other Operative Documents, or any amendments or waivers proposed by the Corporation whether or not effected, or in connection with the consummation of any future transaction related thereto.

                                   ARTICLE IX
                                Events of Default

     9.1 Events of Default Defined; Acceleration of Maturity. If any one or more of the following events (herein called "Events of Default") shall have occurred:

     (a) all or any part of the principal of the Notes is not paid when due and payable, whether at maturity thereof, by acceleration, by notice of prepayment, whether mandatory or optional, or otherwise;

     (b) all of any part of the interest on the Notes is not paid, whether in cash or by the issuance of Interest Payment Shares, as applicable, when due and payable;

     (c) default shall occur in the observance or performance of any covenant contained in Article VIII of this Agreement;

     (d) default shall occur in the observance or performance of any of the other covenants or agreements of the Corporation contained in this Agreement or the other Operative Documents (including, without limitation, the Corporation's obligation to register the Interest Payment Shares and the Common Stock issuable upon conversion of the Notes in accordance with the terms of the Registration
Rights Agreement) which is not remedied within ten (10) days after notice thereof to the Corporation;

     (e) a receiver, conservator, custodian, liquidator or trustee of the
Corporation or of all or any of its assets is appointed by court order; or an order for relief is entered under the federal bankruptcy laws with respect to the Corporation; or any of the material assets of the Corporation is sequestered by court order; or a petition is filed against the Corporation under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

     (f) the Corporation files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

     (g) the Corporation makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Corporation or of all or any part of its assets;

     (h) final judgment for the payment of money in excess of $10,000 which is not fully covered by insurance shall be rendered by a court of record against the Corporation and the Corporation shall not (i) discharge the same or provide for its discharge in accordance with its terms or (ii) procure a stay of execution thereof within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, without limitation, by providing adequate bond for such judgment;

     (i)  any representation, warranty or certification made by made by the
Corporation or any of its officers in this Agreement or in any other Operative
Document or in any certificate, report, financial statement or other instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which they were made or delivered; or

     (j) a default shall occur in the observance or performance of any of the covenants, conditions, promises, agreements or obligations under any Contract if such failure might have a material adverse effect on the Corporation's business, property, assets, operations or condition, financial or otherwise, and such default is not remedied within ten (10) days after notice thereof to the defaulting party (for purposes of this subsection (j), any default under the
Lease shall be deemed material);

     then, when any Event of Default described in clause (a), (b), (c), (d),
(h), (i) or (j) above has occurred and shall be continuing, the principal of each Note shall, upon written notice from the holder thereof to the Corporation, forthwith become and be due and payable, if not already due and payable, without presentment, demand, or notice of any kind. Each Lender agrees to provide the other Lender with a copy of any such notice of default at or prior to the time such notice is delivered to the Corporation. When any Event of Default described in clause (e), (f) or (g) above has occurred, the principal of each Note shall immediately become due and payable upon the occurrence thereof, without presentment, demand, or notice of any kind. If any principal is not paid in full on the due date thereof (whether by maturity, prepayment, or acceleration) or any Event of Default has occurred and is continuing, then the outstanding principal balance of each Note will bear interest from the due date of such payment, or from and after an Event of Default, at a rate equal to eighteen percent (18%) per annum, compounded quarterly, until the payment is received or the Event of Default is cured, if permitted, or waived. The Corporation shall pay to the holders of each Note all reasonable out-of-pocket costs and expenses incurred by any such holder in any effort to collect such Note.

     9.2 Remedies Cumulative.  All remedies, under either this Agreement, the
Notes, the other Operative Documents, by law or otherwise, afforded to the
Lender shall be cumulative and not alternative.

     9.3 Indemnification.  The Corporation shall indemnify, defend and hold each
Lender, its affiliates, officers and agents harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "claims"), that such Lender shall incur or suffer, which arise, result from, or relate to any breach of, or failure by the Corporation to perform, any of its representations, warranties, covenants or agreements in this Agreement in any material respect.

     9.4 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to the Lenders upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of the Lenders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

                                    ARTICLE X
                                  Miscellaneous

     10.1 Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended at any time only by the written agreement of the Corporation and the Lenders. The provisions of this
Agreement may be waived at any time only by the written agreement of the waiving party and any waiver, permit, consent or approval of any kind or character of any provisions or conditions of this Agreement shall be effective only to the extent specifically set forth in such writing. Any waiver made by one Lender with respect to its Note shall not be binding upon the other Lender.

     10.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective heirs, legal representatives and successors of the parties hereto and the permitted assigns of the parties hereto. This Agreement, the Notes and the rights and obligations of the Corporation hereunder and thereunder shall not be assigned or otherwise transferred by the Corporation without the prior written consent of the Lenders.

     10.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this
Agreement unless the consummation of the transaction contemplated hereby is materially adversely affected thereby.

     10.4 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     10.5 No Setoffs, Etc. All payments hereunder and under the Notes shall be made by the Corporation without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If the Corporation shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to either Lender hereunder or under the Notes, then the amount so payable to such Lender shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, such Lender shall receive an amount equal to the sum they would have received had no such deductions, setoffs or withholdings been made.

     10.6  Notices. Any  notices desired, required or permitted  to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, postage prepaid or delivered by commercial overnight courier service, charges prepaid to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, (3) three Business
Days after mailing, if mailed, or one Business Day after delivery to the overnight courier service, if delivered by overnight courier service:

         If to Augustine Fund, L.P., to:

                  141 West Jackson Blvd., Suite 2182
                  Chicago, Illinois 60604
                  Attention:  David M. Matteson

         If to The Shaar Fund Ltd., to:

                  c/o Levinson Capital Management, LLC
                  2 World Trade Center
                  New York, New York 10048
                  Attention:  Sam Levinson

         With a copy to:

                  Herrick, Feinstein LLP
                  2 Park Avenue
                  New York, New York 10016
                  Attention:  Irwin A. Kishner

         If to the Corporation, to:

                  IPVoice Communications, Inc.
                  7585 East Redfield Road, Suite 202
                  Scottsdale, Arizona 85260
                  Attention:  Barbara Will, President

     10.7 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York, applicable to contracts made and wholly to be performed in that state.

     10.8  Exhibits and Schedules.  All exhibits and schedules hereto are an integral part of this Agreement.

     10.9 Final Agreement. This Agreement, together with the Notes, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings between the parties.

     10.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     10.11  WAIVERS BY BORROWER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS
AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, THE CORPORATION WAIVES: (I)
PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT WITH RESPECT TO THIS
AGREEMENT OR THE NOTES AND (II) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY
LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE
OTHER OPERATIVE DOCUMENTS. THE CORPORATION ACKNOWLEDGES THAT THE FOREGOING
WAIVERS ARE A MATERIAL INDUCEMENT TO THE LENDERS ENTERING INTO THIS AGREEMENT
AND THAT THE LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE
DEALINGS WITH THE CORPORATION. THE CORPORATION WARRANTS AND REPRESENTS THAT IT
HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND
VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL
COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN
CONSENT TO A TRIAL BY THE COURT.

     10.12  CONSENT TO FORUM.  AS PART OF THE CONSIDERATION FOR NEW VALUE
RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF
BUSINESS OF THE CORPORATION OR THE LENDERS, THE CORPORATION HEREBY CONSENTS AND
AGREES THAT THE UNITED STATES DISTRICT COURT OR ANY OTHER COURT HAVING SITUS
WITHIN NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND
DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CORPORATION AND THE LENDERS
PERTAINING TO, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY
OF THE OTHER OPERATIVE DOCUMENTS. THE CORPORATION WAIVES ANY OBJECTION BASED
UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE
CORPORATION HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER
PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH
SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY COMPLYING WITH THE
PROVISIONS FOR GIVING NOTICE AS SET FORTH IN THIS AGREEMENT. NOTHING IN THIS
AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE LENDERS TO SERVE
LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE
ENFORCEMENT BY THE LENDERS OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR
THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER
APPROPRIATE FORUM OR JURISDICTION.

                  [Remainder of page intentionally left blank.
                            Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement on the date first set forth above.

                                                   IP VOICE COMMUNICATIONS, INC.

                                                   By:
                                                   Its:

                                                   AUGUSTINE FUND, L.P.

                                                   By:
                                                           Its general partner

                                                           By:
                                                           Its:

                                                   THE SHAAR FUND LTD.

                                                   By:
                                                   Its:

                                                                       EXHIBIT F

                                  DRAW REQUEST

To:      Augustine Fund, L.P.
         The Shaar Fund Ltd.

From:    IPVoice Communications, Inc.

Date:                               , 2001

     Reference is made to that certain Loan Agreement dated as of May __, 2001 among Augustine Fund, L.P., The Shaar Fund Ltd. and IP Voice Communications Ltd.
(the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

     The Corporation hereby requests that the Lenders advance a total principal amount of $___________________________ under the Loans (the "Advance"). The
Corporation represents and warrants to the Lenders that the Advance will be used to make payments to the Corporation's creditors as set forth on Schedule I attached hereto, each of which payment is contemplated in the Cash Flow
Forecast.

     The Corporation hereby certifies to the Lenders that as of the date hereof:

     (1)  The representations and warranties contained in Article V of the Loan
          Agreement are true and correct as of the date hereof as if made on the date hereof;

     (2)  All covenants, agreements and conditions contained in the Loan
          Agreement to be performed or complied with by the Corporation  at or prior to the date hereof have been performed or complied with; and

     (3)  As of the date hereof, there exists no Event of Default.

     In witness whereof, this Draw Request has been signed in the name of and on behalf of the Corporation as of the date first written above.

                                       IPVoice Communications, Inc.

                                       By:
                                       Its:[President / Chief Financial Officer]